RULE 10f-3 REPORT FORM

Institutional Liquidity Trust
Neuberger Berman Advisers Management Trust
Neuberger Berman Equity Funds
Neuberger Berman Income Funds
Neuberger Berman Intermediate Municipal Fund Inc.
Neuberger Berman California Intermediate Municipal Fund Inc. Neuberger Berman New York Intermediate Municipal Fund Inc. Neuberger Berman Dividend Advantage Fund Inc.
Neuberger Berman Real Estate Income Fund Inc.
Neuberger Berman Realty Income Fund Inc.
Neuberger Berman Income Opportunity Fund Inc.
Neuberger Berman Real Estate Securities Income Fund Inc. Lehman Brothers First Trust Income Opportunity Fund Inc.

Record of Securities Purchased
Under the Rule 10f-3 Procedures

1.  Name of Portfolio/Series: Neuberger Berman Dividend Advantage Fund

2.  Name of Issuer: Douglas Emmett, Inc.

3.  Date of Purchase: October 23, 2006

4.  Underwriter from whom purchased: Merrill Lynch

5. Affiliated Underwriter managing or participating in underwriting syndicate: Lehman Brothers Inc.

6.  Is a list of the underwriting syndicates members attached?
	    Yes  X	No ___

7. Aggregate principal amount of purchase by all investment companies advised by the Adviser and all other accounts with respect to which the Adviser has management discretion and exercised such discretion with respect to the purchase: 752,000 Shares

8.  Aggregate principal amount of offering: 66,000,000 Shares

9.  Purchase price (net of fees and expenses): $21.00

10. Date offering commenced: October 23, 2006

11. Offering price at close of first day on which any sales were made:
    $21.00

12. Commission, spread or profit: 5.13%		$1.0763/share

13. Have the following conditions been satisfied?       Yes     No
  a. The securities are:
     part of an issue registered under the Securities Act of 1933 which is being offered to the public;


                                                          X     ____
     part of an issue of Government Securities;
                                                       ____     ____
     Eligible Municipal Securities;
                                                       ____     ____
     sold in an Eligible Foreign Offering; or
                                                       ____     ____
     sold in an Eligible Rule 144A offering?
                                                       ____     ____

(See Appendix B to the Rule 10f-3 Procedures for definitions of the capitalized terms herein.)

  b.(1) The securities were purchased prior to the end of the first day on which any sales were made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer); OR


                                                          X     ____

    (2) If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?


                                                       ____     ____

       c. The underwriting was a firm commitment underwriting?
                                                          X     ____

       d. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period (see Attachment for comparison of spread with comparable recent offerings)?
                                                          X     ____

       e. The issuer of the securities, except for Eligible Municipal Securities and its predecessors, has been in continuous operation for not less than three years.
                                                          X     ____

       f. (1) The amount of the securities, other than those sold in an Eligible Rule 144A Offering (see below), purchased by all of the investment companies advised by the Adviser, and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase, did not exceed 25% of the principal amount of the offering; OR
                                                          X     ____

          (2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser, and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase, did not exceed 25% of the total of:

          (i) The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus

          (ii) The principal amount of the offering of such class in any concurrent pubic offering?

                                                       ____     ____

       g. (1) No affiliated underwriter of the Fund was a direct or indirect participant in or beneficiary of the sale; OR

                                                          X     ____

          (2) With respect to the purchase of Eligible Municipal
          Securities, no affiliated underwriter of the Fund was a direct or indirect participant in the sale and such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?

                                                       ____     ____

       h. Information has or will be timely supplied to the appropriate officer of the Fund for inclusion on SEC Form N-SAR and quarterly reports to the Board?

                                                          X     ____


Approved:		Date: October 25, 2006




Attachment
RULE 10f-3 REPORT FORM

Additional Information for paragraph (d) commission or spread comparable recent offerings:

                    Comparison # 1    Comparison # 2    Comparison # 3
Security            DOUGLAS EMMETT    GATEHOUSE MEDIA,  CADENCE
                    (DEI)             INC (GHS)         PHARMACEUTICALS,
                                                        INC. (CADX)
Date Offered        10/23/06          10/24/06          10/24/06

Offering Price      $21.00            $18.00            $9.00

Spread ($)          1.076             1.26              0.63

Spread (%)          5.130             7.00              7.0

Type of Security    COMMON STOCK      COMMON STOCK      COMMON STOCK
                    PRIMARY           PRIMARY           PRIMARY
Rating or Quality   N/A               N/A               N/A
Size of Issue       $1,386,000,000.00 $248,400,000.00   $54,000,000.00
Total Capitalization
of Issuer           $2,385,970,000.00 $621,000,000.00   $252,410,000.00

Note:  Minimum of two comparisons must be completed for each purchase.



Appendix B

DEFINITIONS:  RULE 10f-3 PROCEDURES


1.   Adviser means Neuberger Berman Management Inc. and Neuberger
     Berman, LLC

2. Domestic Issuer means any issuer other than a foreign government, a national of any foreign country, or a corporation or other organization incorporated or organized under the laws of any foreign country.

3. Eligible Foreign Offering means a public offering of securities, conducted under the laws of a country other than the United States that meets the following conditions:

(a) The offering is subject to regulation by a foreign financial regulatory authority, as defined in Section 2(a)(50) of the Investment Company Act of 1940 (1940 Act) in such country;

(b) The securities are offered at a fixed price to all purchasers in the offering (except for any rights to purchase securities that are required by law to be granted to existing security holders of the issuer);

(c) Financial statements, prepared and audited in accordance with standards required or permitted by the appropriate foreign financial regulatory authority in such country, for the two years prior to the offering, are made available to the public and prospective purchasers in connection with the offering; and

(d) If the issuer is a Domestic Issuer, it meets the following conditions:

    i)	It has a class of securities registered pursuant to section 12(b)
        or 12(g) of the Securities Exchange Act of 1934 (1934 Act) or is required to file reports pursuant to section 15(d) of the 1934 Act; and

   ii)	It has filed all the material required to be filed pursuant to section 13(a) or 15(d) of the 1934 Act for a period of at least twelve months immediately preceding the sale of securities made in reliance upon Rule 10f-3 (or for such shorter period that the issuer was required to file such material).

4. Eligible Municipal Securities means municipal securities, as defined in Section 3(a)(29) of the 1934 Act, that have received an investment grade rating from at least one nationally recognized statistical rating organization (NRSRO); provided, that if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, the securities shall have received one of the three highest ratings from an NRSRO.
5. Eligible Rule 144A Offering means an offering of securities that meets the following conditions:

(a) The securities are offered or sold in transactions exempt from registration under Section 4(2) of the Securities Act of 1933, Rule 144A thereunder, or Rules 501-508 thereunder;

(b) The securities are sold to persons that the seller and any person acting on behalf of the seller reasonably believe to include qualified institutional buyers, as defined in Rule 144A(a)(1); and

(c) The seller and any person acting on behalf of the seller reasonably believe that the securities are eligible for resale to other qualified institutional buyers pursuant to Rule 144A.

6. Government Security means any security issued or guaranteed as to interest or principal by the United States or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

7.   NRSRO has the same meaning as that set forth in Rule 2a-7(a)(17).